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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 28, 2004

RG GLOBAL LIFESTYLES, INC.

(Exact name of Registrant as Specified in its Charter)

California          0-25488             33-0230641

(State or Other       (Commission file    (IRS Employer

    Jurisdiction of        Number)           Identification No.)

       Incorporation)

17751 MITCHELL AVENUE, IRVINE, CA 92614

(Address of Principal Executive Offices including Zip Code)

(949) 486-6666

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communication pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

The Form 8-K/A amends the Registrant's current reports on Form 8-K dated August 23, 2004, to include the following financial information required to be filed pursuant to Item 9.01.

Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Registrant, Amerikal International Holdings, Inc., and its wholly owned subsidiary, Amerikal Nutraceutical, Inc. as of March 31, 2004

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of Amerikal International Holdings, Inc. (“AIH”) (a Nevada Corporation) in exchange for 1,900,000 shares of common stock of R.G. Global Lifestyles, Inc. (“RGGL”) (a California Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction.  Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of AIH and RGGL included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred as of March 31, 2004.  The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of AIH for the period ended September 30, 2004 and RGGL for the period ended September 30, 2004.  Accordingly, the pro forma adjustments reflect issuance of common stock by RGGL related to the acquisition of AIH.

R.G. GLOBAL LIFESTYLES, INC. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET As of March 31, 2004

					(Unaudited)
	Historical	Historical	Pro forma		Pro forma
ASSETS	R.G. Global Lifestyles Inc.	Amerikal Nutraceuticals, Inc.	Adjustments		R.G. Global Lifestyles Inc.
Current assets:
Cash and cash equivalents	$ -	$ 181,045			$ 181,045
Accounts receivable, Net	-	170,094			170,094
Inventory	-	110,710			110,710
Prepaid expenses	-	52,634			52,634
Total current assets	-	514,483			514,483

Intangible assets and goodwill	-	-	-		-
Total non-current assets	-	-			-

Total assets	$ -	$ 514,483	-		$ 514,483

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 7,864	$ 570,538			$ 578,402
Notes payable	-	-			-
Accrued liabilities	2,550	3,942			6,492
Accrued liabilities - related party	-	-			-
Total current liabilities	10,414	574,479			584,893

Long Term Liabilites
Note payable	-	40,000			40,000
Total long-term liabilities	-	40,000			40,000

Total Liabilities	10,414	614,479			624,893

Stockholders' equity

Common stock, $.001 par value	19,965	19,562	(19,562)	1	21,865
			1,900	2
Additional paid in capital	29,169	102	(46,831)	1
			(102)	1
			19,562	1
			(1,900)	2	-

Accumulated (deficit)	(59,548)	(119,660)	46,933	1	(132,275)
Total stockholders' equity	(10,414)	(99,996)	-		(110,410)

Total liabilities and stockholders' equity	$ -	$ 514,483	-		$ 514,483

R.G. GLOBAL LIFESTYLES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS As of September 30, 2004

				(Unaudited)
	Historical	Historical	Pro forma	Pro forma
	R.G. Global Lifestyles, Inc.	Amerikal Nutraceutical, Inc.	Adjustments	R.G. Global Lifestyles, Inc.

Revenue, net	$ -	$ 3,179,590		$ 3,179,590

Cost of sales	-	1,359,917		1,359,917

Gross Profit	-	1,819,673		1,819,673

Costs and expenses:
Direct operating cost	-	117,346		117,346

Depreciation	-	340		340
General and administrative expenses	9,569	351,852		361,421

Non-cash consulting fees	-	320,000		320,000
Non-cash compensation expense - related party	-	463,333		463,333

Salaries and wages	-	119,864		119,864

Total costs and expenses	9,569	1,372,735		1,382,304

Net operating loss	(9,569)	446,939		437,370

Other income (expense)
Other expense	-	(1,650)		(1,650)
Interest income	-	1,078		1,078
Interest expense	-	-		-
	-	(572)		(572)

Net income (loss)	$ (9,569)	$ 446,367	$ -	$ 436,798

Basic and diluted (loss) per common share	$ (0.00)	$ -		$ 0.022

Weighted average number of
common shares outstanding	22,965,000	19,592,000		22,965,000

R.G. Global Lifestyles, Inc.

Notes to Pro Forma Financial Statements

Note 1

To reflect the recapitalization of R.G. Global Lifestyles, Inc.-California (“RGGL”) with the book value of net assets of Amerikal International Holdings, Inc.-Nevada  (“AIH”) at the acquisition date.  Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of RGGL that would affect the pro forma statement of operations.

Note 2

To reflect the issuance of 1,900,000 shares of RGGL $0.001 par value common stock pursuant to the Acquisition Agreement dated July 8, 2004 wherein RGGL acquired 100% of the outstanding stock of AIH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RG GLOBAL LIFESTYLES, INC.

(Registrant)

Dated: October 25, 2004

By: /s/ Louis Knickerbocker

    Name: Louis Knickerbocker

    Title: President and Chief Executive Officer